SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is executed and entered into as of June 1, 2015 by and among Tauriga Sciences, Inc., a Florida corporation (“Tauriga”), Typenex Co-Investment, LLC, a Utah limited liability company, previously an Illinois company known as Typenex Co-Investment, LLC (“Typenex”), and for purposes of Section 5 only, ClearTrust, LLC, a Florida limited liability company (“ClearTrust”).

RECITALS

A. Tauriga previously issued to Typenex a Warrant to Purchase Shares of Common Stock dated as of June 24, 2013 (the “Warrant”).

B. On July 16, 2014, Typenex delivered to Tauriga a Notice of Exercise of Warrant (the “Previous Exercise Notice”) notifying Tauriga of Typenex’s election to exercise its right set forth in the Warrant to receive 70,080,714 shares of Tauriga’s common stock, par value $0.00001 (the “Previous Exercise Shares”). Typenex subsequently delivered a copy of the Previous Exercise Notice to Tauriga’s transfer agent, ClearTrust, LLC (“ClearTrust”).

C. A dispute subsequently arose regarding the Warrant and Tauriga filed suit against Typenex and ClearTrust in the Thirteenth Judicial Circuit in and for Hillsbourgh County, Florida under Case No. 14-CA-009076 (the “Florida Litigation”). An injunction was subsequently granted in the Florida Litigation (the “Injunction”).

D. Prior to the Injunction in the Florida Litigation, ClearTrust released the Previous Exercise Shares to Typenex and generated a stock certificate evidencing the same (the “Certificate”). However, as a result of the Injunction, ClearTrust placed a stop order on the Previous Exercise Shares.

E. After the Injunction was granted in the Florida litigation, Typenex filed a new action in the United States District Court for the Northern District of Illinois, Eastern Division, under Case No. 1:14-cv-09072 (the “Chicago Litigation”).

F. On January 16, 2015, the parties entered into a Settlement Agreement (the “Prior Settlement Agreement”) pursuant to which they settled (the “Settlement”) the Florida Litigation, the Chicago Litigation, and all claims related thereto, which Settlement included dismissals with prejudice of both the Florida Litigation and the Chicago Litigation as well as Typenex’s return of the Certificate to ClearTrust for cancellation.

G. As set forth in the Prior Settlement Agreement, as part of the Settlement Typenex also agreed to enter into a Securities Purchase Agreement and certain related documents described in the Prior Settlement Agreement (collectively, the “Purchase Documents”), pursuant to which Typenex agreed to purchase an aggregate of $300,000.00 of shares of common stock, par value $0.00001, of Tauriga (“Common Stock”), in three separate but related $100,000 tranches.

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H. In addition, as set forth in the Prior Settlement Agreement, as part of the Settlement Tauriga agreed to issue to Typenex shares of Common Stock (“Warrant Shares”) pursuant to the Warrant, until Typenex had received Net Sales Proceeds (as defined in the Prior Settlement Agreement) of $600,000.00 from selling such Warrant Shares.

I. As of the date hereof, Typenex has purchased an aggregate of $100,000.00 of shares of Common Stock from Tauriga (evidenced by Certificate No. 6277 for 4,278,990 shares of Common Stock (the “Purchased Shares”) issued to Typenex on February 13, 2015) and has earned Net Sales Proceeds from the sale of Warrant Shares equal to approximately $169,000.00 under the Prior Settlement Agreement.

J. Instead of requiring Typenex to continue purchasing Common Stock pursuant to the Purchase Documents and requiring Tauriga to continue issuing Warrant Shares to Typenex as set forth in the Prior Settlement Agreement, the parties now desire to settle all outstanding obligations and claims each has under the Prior Settlement Agreement, the Warrant and the Purchase Documents on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereby represent, warrant and agree as follows:

1) Recitals. The Recitals set forth above are true and correct.

2) Settlement Payment. In settlement of all claims and obligations of Tauriga under the Prior Settlement Agreement, including without limitation its obligation to deliver Warrant Shares to Typenex pursuant to the terms thereof, Tauriga agrees to pay to Typenex a payment in the amount of $230,000.00 (the “Settlement Payment”). The Settlement Payment shall be due and payable in cash delivered to Typenex in the form of immediately available funds within two (2) business days of the date of this Agreement.

3) Termination of Prior Agreements. Upon and subject to Typenex’s receipt of the full Settlement Payment, any and all prior agreements between the parties, including without limitation (a) the Prior Settlement Agreement (including, but not limited to, the related Irrevocable Letter of Instructions to Transfer Agent), (b) the Purchase Documents, (c) the Warrant, and (d) all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with any of the foregoing (collectively, the “Terminated Agreements”), will terminate and shall be deemed to have no further effect, and the parties are hereby released from all obligations, definitions, representations and commitments therein.

4) Return of Warrant. Upon and subject to Typenex’s receipt of the full Settlement Payment, Typenex covenants and agrees to promptly return the original Warrant to Tauriga for cancellation, or, if the original Warrant is not available, Typenex will execute a lost warrant affidavit certifying to Tauriga that the Warrant has been lost, stolen, or destroyed.

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5) Failure to Comply. Tauriga understands that Typenex’s agreements set forth herein shall terminate immediately upon the earliest occurrence of any material breach of this Agreement, including without limitation Tauriga’s failure to pay the Settlement Payment when due, and that in such case, Typenex may seek all recourse available to it under the terms of the Terminated Agreements and applicable law. For the avoidance of doubt, in the event of Tauriga’s failure to pay the Settlement Payment when due, Typenex may not claim that it is due the Settlement Payment in addition to its rights under this Section 5 set forth below and the Terminated Agreements. In addition, in the event Tauriga fails to pay the Settlement Payment when due, it hereby irrevocably authorizes ClearTrust, as its transfer agent, without any further action, instruction or authorization from Tauriga, to immediately issue to Typenex 17,543,860 Warrant Shares pursuant to the Notice of Exercise of Warrant attached hereto as Exhibit A (the “Notice of Exercise”) upon Typenex’s delivery of such Notice of Exercise to ClearTrust (together with an opinion of Typenex’s counsel that the issuance of such Warrant Shares is exempt from registration under the Securities Act of 1933, as amended (the “Opinion Letter”)). In furtherance of the foregoing, by its signature below, ClearTrust hereby acknowledges the authorization granted by Tauriga pursuant to the foregoing sentence and covenants and agrees that it is bound by this Section 5. ClearTrust further agrees to issue the applicable Warrant Shares immediately to Typenex in the manner described in the Notice of Exercise upon its receipt of the Notice of Exercise and the Opinion Letter from Typenex without any further action, instruction or authorization from Tauriga.

6) Purchased Shares. Tauriga represents, warrants, affirms, and acknowledges that each of the Purchased Shares (a) has been duly authorized and validly issued to Typenex, (b) is fully paid for and non-assessable, and (c) upon issuance by Tauriga, was free and clear of all liens, claims, charges, and encumbrances. Tauriga further acknowledges that nothing in this Agreement modifies, alters, changes, impacts, or limits Typenex’s ownership of the Purchased Shares and Tauriga covenants not to take any position to the contrary or that Typenex doesn’t own the Purchased Shares or failed to pay adequate consideration for the Purchased Shares. Finally, in the event Typenex seeks to sell any Purchased Shares or have the same reissued to Typenex without a restricted securities legend (provided it has satisfied any securities laws applicable to such reissuance), Tauriga covenants and agrees that it will not seek to enjoin, limit or otherwise prevent Typenex from undertaking such a transaction.

7) Tauriga’s Representations and Release. Tauriga hereby represents and agrees as follows:

A. Representations and Warranties. Tauriga hereby represents and warrants as follows, in addition to other representations or warranties contained elsewhere in this Agreement:

i. Tauriga has not assigned or otherwise transferred any claim, demand or cause of action released or referenced by this Agreement.

ii. This Agreement has been, or upon execution hereof will be, duly and validly executed and delivered by and constitutes, or upon execution and delivery hereof will constitute, a valid and binding obligation of Tauriga, enforceable against it in accordance with its terms and provisions.

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iii. Tauriga has previously caused a motion and order of dismissal with prejudice to be executed and filed with the court in which the Florida Litigation has been filed, by which the Florida Litigation has been dismissed with prejudice and the Injunction has been dissolved.

B. Complete and Full Release. For and in consideration of the mutual covenants in this Agreement, the satisfactions, the waivers, release and other actions by Typenex in this Agreement, and other good and valuable consideration, received from or on behalf of Typenex, the receipt and sufficiency of which is hereby acknowledged, Tauriga, for itself and on behalf of its successors, assigns, directors, officers, agents and employees (collectively, the “Tauriga Releasing Parties”), hereby fully remises, releases, acquits, satisfies and forever discharges Typenex, and each of its successors, assigns, affiliates, directors, officers, managers, members, agents and employees, of and from all and all manner of action and actions, cause and causes of action, losses, suits, debts, dues, sum of money, accounts, reckonings, bonds, bills, contracts, controversies, agreements, promises, damages, judgments, executions, agreements, covenants, liabilities, obligations, claims, counterclaims, defenses, right of set off and demands whatsoever, in law or in equity, whether absolute or contingent, foreseen or unforeseen, known or unknown, or whether or not heretofore asserted, which any of the Tauriga Releasing Parties ever had or now has or may in the future have, that relates to or arises with respect to any of the Terminated Agreements or the transactions occurring thereunder, any Common Stock delivered, promised to, contracted for or purchased by Typenex prior to the date hereof, or any related transactions, events, actions, disputes or agreements occurring or arising prior to the date hereof; provided that nothing in this release of claims and liabilities shall be construed to relieve the parties hereto of their respective representations, warranties or covenants under this Agreement.

8) Typenex’s Representations and Release. Typenex hereby represents and agrees as follows:

A. Representations and Warranties. Typenex hereby represents and warrants as follows, in addition to other representations or warranties contained elsewhere in this Agreement:

i. Typenex has not assigned or otherwise transferred any claim, demand or cause of action released or referenced by this Agreement.

ii. This Agreement has been, or upon execution hereof will be, duly and validly executed and delivered by and constitutes, or upon execution and delivery hereof will constitute, a valid and binding obligation of Typenex, enforceable against it in accordance with its terms and provisions.

iii. Typenex has previously caused a motion and order of dismissal with prejudice to be executed and filed with the court in which the Chicago Litigation has been filed, by which the Chicago Litigation has been dismissed with prejudice.

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B. Complete and Full Release. Subject to and conditioned upon Typenex’s receipt of the full Settlement Payment, for and in consideration of the mutual covenants in this Agreement, the satisfactions, the waivers, release and other actions by Tauriga in this Agreement, and other good and valuable consideration, received from or on behalf of Tauriga, the receipt and sufficiency of which is hereby acknowledged, Typenex, for itself and on behalf of its successors, assigns, directors, officers, agents and employees (collectively, the “Typenex Releasing Parties”), hereby fully remises, releases, acquits, satisfies and forever discharges Tauriga, and each of its successors, assigns, affiliates, directors, officers, managers, members, agents and employees, of and from all and all manner of action and actions, cause and causes of action, losses, suits, debts, dues, sum of money, accounts, reckonings, bonds, bills, contracts, controversies, agreements, promises, damages, judgments, executions, agreements, covenants, liabilities, obligations, claims, counterclaims, defenses, right of set off and demands whatsoever, in law or in equity, whether absolute or contingent, foreseen or unforeseen, known or unknown, or whether or not heretofore asserted, which any of the Typenex Releasing Parties ever had or now has or may in the future have, that relates to or arises with respect to any of the Terminated Agreements or the transactions occurring thereunder, any Common Stock issued, delivered, promised to, contracted for or purchased by Typenex prior to the date hereof, or any related transactions, events, actions, disputes or agreements occurring or arising prior to the date hereof; provided that nothing in this release of claims and liabilities shall be construed to relieve the parties hereto of their respective representations, warranties or covenants under this Agreement.

9) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No person not a party to this Agreement will be a third-party beneficiary or acquire any rights hereunder; except that all parties being released hereunder shall be deemed intended third-party beneficiaries of this Agreement with standing to enforce all provisions that benefit them.

10) Assignment. Notwithstanding anything to the contrary herein, the rights, interests or obligations of Tauriga hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by Tauriga without the prior written consent of Typenex, which consent may be withheld at the sole discretion of Typenex; provided, however, that in the case of a merger, sale of substantially all of Tauriga’s assets or other corporate reorganization of Tauriga, Typenex shall not unreasonably withhold, condition or delay such consent. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Typenex hereunder may be assigned by Typenex to a third party, including its financing sources, in whole or in part.

11) Relationship. Nothing contained in this Agreement will be deemed to create a partnership or joint venture between the parties.

12) Cost of Preparation. The parties, as between each other, each shall bear its own attorney’s fees and costs in connection with the negotiation, preparation and execution of this Agreement.

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13) Arbitration or Litigation Expenses. The prevailing party in any proceeding brought to enforce the terms and conditions contained in this Agreement shall be entitled to costs and fees as set forth in Exhibit B attached hereto.

14) Mutual Contribution. The parties and their respective counsel have contributed mutually to the drafting of this Agreement. Consequently, no term or condition contained in this Agreement shall be construed against any party on the ground that a party drafted the term or condition or caused the term or condition to be drafted.

15) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

16) Interpretation, Construction and Recording. The use in this Agreement of the word “including” does not limit the preceding words or terms and shall mean “including, without limitation.” The words “herein,” “hereof,” “hereunder,” “hereby,” “hereto,” “hereinafter,” and other words of similar import refer to this Agreement as a whole, as the same from time to time may be amended, modified, supplemented or restated in accordance with the terms hereof or thereof, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, paragraphs, subparagraphs, and clauses shall mean the articles, sections, subsections, paragraphs, subparagraphs and clauses contained in this Agreement, except as otherwise expressly provided in this Agreement. The title of any article, section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or conditions contained in this Agreement. The use in this Agreement of the masculine, feminine or neuter forms also shall denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained in this Agreement, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. This Agreement shall not be recorded.

17) Waiver of Jury Trial. The undersigned hereby knowingly, voluntarily, intentionally and unconditionally waive any right to a jury trial on any issue relating to this Agreement and all Terminated Agreements or any claim, counterclaim, or other action arising in connection therewith.

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18) Entire Agreement. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes and replaces any and all prior or contemporaneous agreement, understanding, discussions, correspondences or documentation, written or oral, with regard to the matters set forth herein and therein.

19) Counterparts and Facsimile Execution. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original signature page to this Agreement. All such counterparts shall be considered one and the same agreement and shall become effective when counterparts have been executed by each party and delivered (including by facsimile, telecopy or other electronic device) to the other parties, it being understood that all parties need not execute the same counterpart. Any counterpart or other signature hereupon delivered by facsimile, telecopy or other electronic device shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

20) Amendment and Waiver. This Agreement may not be amended, modified, supplemented or restated except pursuant to a written document executed and delivered by each party against which the amendment, modification, supplement or restatement is sought to be enforced. No waiver of any term or condition contained in this Agreement shall be effective unless it is contained in a written document executed by each party against which the waiver is sought to be enforced. No waiver by any party of any breach of or default under any representation, warranty, covenant or agreement under this Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent breach of or default under any representation, warranty, covenant or agreement under this Agreement, or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No oral waiver, amendment, modification, supplement or restatement shall be valid or enforceable, without exception.

21) Compromise. This Agreement constitutes a compromise of disputed claims and shall not be construed as an admission of liability on the part of any of the parties. This Agreement shall not be offered into evidence and shall be inadmissible for any purpose other than in proceedings to enforce or approve its terms.

22) Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party consents to and expressly agrees that exclusive venue for Arbitration (as defined in Exhibit B attached hereto) of any dispute arising out of or relating to this Agreement or the relationship of the parties or their affiliates shall be in Cook County, Illinois. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with this Agreement, each party hereto hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Cook County, Illinois, (b) expressly submits to the exclusive venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

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23) Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit B attached hereto) arising under this Agreement or other agreements between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit B attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in this Agreement. The parties agree that all of the Arbitration Provisions shall be strictly enforced by the arbitrator unless any term or provision thereof is expressly prohibited by the Illinois Uniform Arbitration Act. By executing this Agreement, Tauriga represents, warrants and covenants that it has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Tauriga will not take a position contrary to the foregoing representations. Tauriga acknowledges and agrees that Typenex may rely upon the foregoing representations and covenants of Tauriga regarding the Arbitration Provisions.

24) Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

A. the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation),

B. the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service (with USPS tracking or by certified mail), or

C. the second Trading Day after mailing by domestic or international express courier (e.g., FedEx), with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) Trading Days’ advance written notice similarly given to each of the other parties hereto):

If to Tauriga:

Tauriga Sciences, Inc.

Attn: Stella M. Sung

39 Old Ridgebury Road

Danbury, Connecticut 06180

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with a copy to (which shall not constitute notice):

Quick Law Group PC

Attn: Jeffrey M. Quick

1035 Pearl Street, Suite 403

Boulder, Colorado 80302

Telephone: (720) 259-3393

Email: jquick@quicklawgroup.com

If to Typenex:

Typenex Co-Investment, LLC

Attn: John M. Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

with a copy to (which shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan K. Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

Telephone: 801.922.5000

Email: jhansen@HBAAlaw.com

25) Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for the maximum time allowable by applicable law.

26) Time of the Essence. Time is expressly made of the essence of each and every provision of this Agreement.

27) Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

28) No Reliance. Each party hereto acknowledges and agrees that neither the other party hereto nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to such party or any of its officers, directors, stockholders, agents, representatives, or employees except as expressly set forth herein and, in making its decision to enter into this Agreement, neither party hereto is relying on any representation, warranty, covenant or promise of the other party hereto or its officers, directors, members, managers, agents or representatives other than as set forth herein.

[Signatures on Following Page]

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the undersigned party has read and understands the provisions herein, and has executed this Settlement Agreement as of the date set forth above.

Tauriga Sciences, Inc.

By:	/s/ Stella M. Sung
Print:
Title:

STATE OF _____________

COUNTY OF _____________

The foregoing instrument was executed, acknowledged and delivered before me this 1st day of June 2015, by ____________, the __________ of Tauriga Sciences, Inc. Such person _____ is/are personally known to me or _____ produced a current ____________ driver’s license as identification.

Signature of Notary

Name of Notary (Typed, Printed or Stamped)
Commission Number (if not legible on seal):
My Commission Expires (if not legible on seal):

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the undersigned party has read and understands the provisions herein, and has executed this Settlement Agreement as of the date set forth above.

Typenex Co-Investment, LLC

By:	Red Cliffs Investments, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

STATE OF _____________

COUNTY OF _____________

The foregoing instrument was executed, acknowledged and delivered before me this 1st day of June 2015, by John M. Fife, the President of the Manager of Typenex Co-Investment, LLC. Such person is personally known to me or produced a current Illinois driver’s license as identification.

Signature of Notary

Name of Notary (Typed, Printed or Stamped)
Commission Number (if not legible on seal):
My Commission Expires (if not legible on seal):

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IN WITNESS WHEREOF, the undersigned party has read and understands the provisions herein, and has executed this Settlement Agreement as of the date set forth above, and agrees to be legally bound by only Section 5 thereof.

ClearTrust, LLC

By:	/s/ Kara Kennedy
Name:
Title:

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EXHIBIT A

NOTICE OF EXERCISE

EXHIBIT b

ARBITRATION PROVISIONS

1. Dispute Resolution. For purposes of this Exhibit B, the term “Claims” means any disputes, claims, demands, causes of action, liabilities, damages, losses, or controversies whatsoever arising from related to or connected with the transactions contemplated in the Agreement and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement. The parties hereby agree that the arbitration provisions set forth in this Exhibit B (“Arbitration Provisions”) are binding on the parties hereto and are severable from all other provisions in the Agreement. As a result, any attempt to rescind the Agreement or declare the Agreement invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement.

2. Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted in Cook County, Illinois and pursuant to the terms set forth in these Arbitration Provisions. The parties agree that the award of the arbitrator shall be final and binding upon the parties; shall be the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator; and shall promptly be payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incident to enforcing the arbitrator’s award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The award shall include eighteen percent (18%) annual simple interest (“Default Interest”), both before and after the award. Judgment upon the award of the arbitrator will be entered and enforced by a state court sitting in Cook County, Illinois. The parties hereby incorporate herein the provisions and procedures set forth in the Illinois Uniform Arbitration Act, 710 ILCS 5 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Pursuant to Section 1 of the Arbitration Act, in the event of conflict between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control.

3. Arbitration Proceedings. Arbitration between the parties will be subject to the following procedures:

3.1 The parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under paragraph 29 of the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered under paragraph 29 of the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to paragraph 29 of the Agreement or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Illinois Rules of Civil Procedure.

Arbitration Provisions, Page 1

3.2 Within ten (10) calendar days after the Service Date, Typenex shall select and submit to Tauriga the names of three arbitrators that are designated as “neutrals” or qualified arbitrators by ADR Systems (http://www.adrsystems.com), or such other arbitration group or association agreed upon by both parties (such three designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with ADR Systems. Within ten (10) calendar days after Typenex has submitted to Tauriga the names of the Proposed Arbitrators, Tauriga must select, by written notice to Typenex, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Tauriga fails to select one of the Proposed Arbitrators in writing within such 10-day period, then Typenex may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Tauriga. If Typenex fails to identify the Proposed Arbitrators within the time period required above, then Tauriga may at any time prior to Typenex designating the Proposed Arbitrators, select the names of three arbitrators that are designated as “neutrals” or qualified arbitrators by ADR Systems by written notice to Typenex. Typenex may then, within ten (10) calendar days after Tauriga has submitted notice of its selected arbitrators to Typenex, select, by written notice to Tauriga, one (1) of the selected arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Typenex fails to select in writing and within such 10-day period one of the three arbitrators selected by Tauriga, then Tauriga may select the arbitrator from its three previously selected arbitrators by providing written notice of such selection to Typenex. The cost of the arbitrator must be paid solely by Typenex. If ADR Systems ceases to exist or to provide a list of neutrals, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association. The date that the selected arbitrator agrees in writing to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”.

3.3 An answer and any counterclaims to the Arbitration Notice, which must be pleaded consistent with the Illinois Rules of Civil Procedure, shall be required to be delivered to the other party within twenty (20) calendar days after the Service Date. Upon request, the arbitrator is hereby instructed to render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

3.4 The party that delivers the Arbitration Notice to the other party shall have the option to also commence legal proceedings with any state court sitting in Cook County, Illinois (“Litigation Proceedings”), subject to the following: (i) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (ii) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an award of the arbitrator hereunder, (iii) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration Proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (iv) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

3.5 The parties agree that discovery shall be conducted in accordance with the Illinois Rules of Civil Procedure; provided, however, that incorporation of such rules will in no event supersede the Arbitration Provisions set forth herein, including without limitation the time limitation set forth in Paragraph 3.9 below, and the following:

(a) Discovery will only be allowed if the likely benefits of the proposed discovery outweigh the burden or expense, and the discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i) To facts directly connected with the transactions contemplated by the Agreement.

(ii) To facts and information that cannot be obtained from another source that is more convenient, less burdensome or less expensive.

Arbitration Provisions, Page 2

(c) No party shall be allowed (a) more than fifteen (15) interrogatories (including discrete subparts), (b) more than fifteen (15) requests for admission (including discrete subparts), (c) more than ten (10) document requests (including discrete subparts), or (d) more than three depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition.

3.6 Any party submitting any written discovery requests, including interrogatories, requests for production, subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, as determined by the arbitrator, before the responding party has any obligation to produce or respond.

(a) All discovery requests must be submitted in writing to the arbitrator and the other party before issuing or serving such discovery requests. The party issuing the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Illinois Rules of Civil Procedure. Any party will then be allowed, within ten (10) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, the arbitrator will make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (A) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (B) requires the responding party to respond to the discovery requests as limited by the arbitrator within a certain period of time after receiving payment from the requesting party. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 10-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within a certain period of time as determined by the arbitrator.

(b) In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Illinois Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Illinois Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(c) Discovery deadlines will be set forth in a scheduling order issued by the arbitrator. The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious.

3.7 Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted by the deadlines established by the arbitrator. Expert reports must contain the following: (a) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (b) the expert’s name and qualifications, including a list of all publications within the preceding 10 years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding 10 years; and (c) the compensation to be paid for the expert’s study and testimony. The parties are entitled to depose any other party’s expert witness one time for no more than 4 hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

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3.8 All information disclosed by either party during the Arbitration process (including without limitation information disclosed during the discovery process) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party during the discovery process unless (i) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party, (ii) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure; or (iii) disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. The arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

3.9 The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious. Pursuant to Section 8 of the Arbitration Act, the parties hereby agree that an award of the arbitrator must be made within 150 days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 150-day period. The Illinois Rules of Evidence will apply to any final hearing before the arbitrator.

3.10 The arbitrator shall have the right to award or include in the arbitrator’s award any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

3.11 If any part of these Arbitration Provisions is found to violate applicable law or to be illegal, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law.

3.12 The arbitrator is hereby directed to require the losing party to reimburse the prevailing party the reasonable attorneys’ fees, deposition costs, and other discovery costs incurred by the prevailing party. If Tauriga is the losing party, it will not be required to reimburse Typenex for the arbitrator costs.

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